Exhibit 5.1
August 8, 2023
Ascend Wellness Holdings, Inc.
1411 Broadway 16th Floor
New York, NY 10016
Re:    Registration Statement on Form S-8
Ladies and Gentlemen:
We have acted as counsel to Ascend Wellness Holdings, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) up to 20,000,000 shares (the “Shares”) of Class A common stock of the Company, par value $0.001 per share (the “Class A common stock”), that may be issued pursuant to the Ascend Wellness Holdings, Inc. 2021 Stock Incentive Plan, as amended (the “2021 Plan”) and (ii) 4,000,000 shares (the “Resale Shares”) of Class A common stock being registered for resale by John Hartmann.
The Company previously registered a total of 26,600,000 shares of Class A common stock on a registration statement on Form S-8 (the “Prior Registration Statement”), filed with the Commission pursuant to the Securities Act on July 9, 2021, pursuant to which 17,000,000 shares of Class A common stock were issuable under the 2021 Plan and 5,600,000 shares of Class A common stock were registered for resale.

The Prior Registration Statement is incorporated in the Registration Statement by reference and made a part thereof. The Registration Statement includes a revised reoffer prospectus covering certain shares of Class A common stock registered under the Prior Registration Statement and the Shares being registered under the Registration Statement.

We have examined such documents and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons. As to questions of fact material to our opinions, we have relied upon certificates or comparable documents of officers and other representatives of the Company and of public officials.
Based on the foregoing, we are of the opinion that:
1.     The Shares, when issued, delivered and paid for in accordance with the 2021 Plan, will be validly issued, fully paid and, to our knowledge, non-assessable.
2.    The Resale Shares, when issued, delivered and paid for in accordance with the Hartmann Grant Agreement (as defined below) will be validly issued and, to our knowledge, fully paid and non-assessable.
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Ascend Wellness Holdings, Inc.
August 8, 2023

Our opinions expressed above are limited to the Delaware General Corporation Law. As used in this opinion, the phrase “to our knowledge” refers to the conscious awareness of facts or other information, without independent investigation or inquiry, by James Guttman, Dale Williams and Amelia Messa.
In rendering our opinion, we have assumed that (i) the issuances of the Shares and the Resale Shares have been or will be duly recorded in the stock ledger of the Corporation at the time of such issuance, (ii) prior to or contemporaneously with the issuance of the Resale Shares pursuant to the related grant agreement between the Corporation and John Hartmann (the “Hartmann Grant Agreement”), the Corporation has received or will receive the consideration therefor specified in the Hartmann Grant Agreement, and (iii) prior to or contemporaneously with the issuance of the Shares pursuant to 2021 Plan, the Corporation has received or will receive the consideration therefor specified in any related grant agreement.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dorsey & Whitney LLP
JBG/ARM